Exhibit 99.8

FORM LETTER TO PARTICIPANTS IN THE FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN & TRUST

[•][•], 2011

Dear [401(k) Plan Participant]:

As a holder of common stock, $0.01 par value per share (the “Common Stock”) of First Federal Bancshares of Arkansas, Inc. (the “Company”) through the First Federal Bancshares of Arkansas, Inc. Employees’ Savings and Profit Sharing Plan & Trust (the “401(k) Plan”), you are eligible to participate in the rights offering to purchase additional Common Stock (the “Rights Offering”) through your 401(k) Plan account. Enclosed with this letter, you will find the following materials to facilitate your participation in the Rights Offering through the 401(k) Plan:

•                                      Offering Prospectus

•                                      Instructions and Q&A regarding the Rights Offering for 401(k) Plan Participants

•                                      401(k) Plan Participant Election Form

•                                      Return envelope addressed to the Company

•                                          Statement indicating the number of shares of Common Stock you held on 5:00 p.m., Eastern Time, on March 23, 2011, as adjusted to take into account the 1-for-5 reverse stock split that occurred on [•][•], 2011 (the “Record Date”)

The number of shares you held on the Record Date determines the number of shares of Common Stock you are authorized to purchase in the Rights Offering.

THE RIGHTS OFFERING SUBSCRIPTION PERIOD FOR 401(k) PLAN PARTICIPANTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, on [—][—], 2011, WHICH IS 5 BUSINESS DAYS BEFORE THE EXPIRATION DATE FOR THE RIGHTS OFFERING, GENERALLY.

Please understand that your participation in the Rights Offering through the 401(k) Plan is entirely your decision. We encourage you to read the enclosed documents carefully before making a decision to participate. If you have any questions regarding your participation in the Rights Offering through the 401(k) Plan, you may contact Tommy W. Richardson, Corporate Secretary of the Company, at 1401 Highway 62-65 North, P.O. Box 550, Harrison, Arkansas 72602, (870) 741-7641.

Very truly yours,

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.